UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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MISONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MISONIX, INC.

1938 New Highway

Farmingdale, New York 11735

November 8, 2012

SUPPLEMENTAL INFORMATION

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 4, 2012

MISONIX, INC., a New York corporation (the “Company”), is providing a correction relating to the matters to be considered at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s Corporate Office, 1938 New Highway, Farmingdale, NY 11735, on Tuesday, December 4, 2012 at 10:00 a.m. for the following purposes:

1.	To elect six Directors to the Board of Directors;

2.	To consider and vote upon approval of the 2012 Employee Equity Incentive Plan covering an aggregate of 500,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”);

3.	To consider and vote upon approval of the 2012 Non-Employee Director Stock Option Plan covering an aggregate of 200,000 shares of Common Stock;

4.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm; and

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The date for determining shareholders entitled to vote at the Annual Meeting was incorrectly stated in the Notice of Annual Meeting of Shareholders and the Proxy Statement dated November 2, 2012 as “October 25, 2012”. The correct date for such determination is October 22, 2012 (the “Record Date”). On the Record Date, the Company had outstanding 7,010,110 shares of its only class of voting securities, namely common stock, $.01 par value per share.

Except for the correction set forth herein, this additional material is not intended to and does not update the disclosures contained in the Proxy Statement dated November 2, 2012 in connection with the solicitation of proxies for use at the Annual Meeting, which information was made as of the date of the Proxy Statement except where the information specifically indicated that another date applied.